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                                                                   EXHIBIT 10.14



                                   PLEXUS CORP
                   EXECUTIVE DEFERRED COMPENSATION PLAN TRUST


         THIS AGREEMENT made this 1st day of April, 2003, by and between PLEXUS (the "Employer") and BANKERS TRUST COMPANY (the "Trustee");

         WHEREAS, Employer has adopted the Plexus Corp Executive Deferred Compensation Plan (the "Plan") to provide benefits to certain eligible employees of the Employer and its designated affiliates; and

         WHEREAS, Employer has incurred or expect to incur liability under the terms of such Plan with respect to the individuals participating in such Plan and certain of its subsidiaries who adopt the Plan may likewise incur or expect to incur such liabilities; and

         WHEREAS, Employer wishes to establish a trust (the "Trust") and to contribute to the Trust assets to be held therein, subject to the claims of the creditors of the Employer and all contributing subsidiaries, in the event of Insolvency, as defined herein, of the Employer or any contributing subsidiary, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Employer and certain of its subsidiaries to make contributions to the Trust to provide a source of funds to assist in the meeting of liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby create the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.    ESTABLISHMENT OF TRUST

         (a) Employer shall make an initial contribution to the Trust, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)  The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Employer is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Employer or any of its subsidiaries and shall be used exclusively for


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the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Employer. Any assets held by the Trust will be subject to the claims of general creditors of the Employer and any contributing subsidiary under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         (f) Upon a Change of Control, as defined in the Plan, Company shall, as soon as possible, but in no event longer than 60 days following the Change of Control, make an irrevocable contribution to the Trust in any amount that is sufficient to pay each Plan participant or beneficiary would be entitled pursuant to the terms of the Plan(s) as of the date on which the Change of Control occurred.

SECTION 2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Employer shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision with the Employer for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Employer.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Employer shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Employer shall make the balance of each such payment as it falls due. Trustee shall notify Employer where principal and earnings are not sufficient.

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SECTION 3.    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
              WHEN EMPLOYER IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Employer or any contributing subsidiary is Insolvent. Whenever the term "Employer" is used in this Section 3, it shall also be deemed to mean any contributing subsidiary of the Employer. Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Employer is unable to pay its debts as they become due, or (ii) Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Employer under federal and state law as set forth below.

              (1) The Board of Directors and the Chief Executive Officer of Employer shall have the duty to inform Trustee in writing of Employer's Insolvency. If a person claiming to be a creditor of Employer alleges in writing to Trustee that Employer has become Insolvent, Trustee shall determine whether Employer is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

              (2) Unless Trustee has actual knowledge of Employer's Insolvency, or has received notice from Employer or a person claiming to be a creditor alleging that Employer is Insolvent, Trustee shall have no duty to inquire whether Employer is Insolvent. Trustee may in all events rely on such evidence concerning Employer's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Employer's solvency.

              (3) If at any time Trustee has determined that Employer is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Employer with respect to benefits due under the Plan or otherwise.

              (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Employer is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Employer in lieu of the payments provided for hereunder during any such period of discontinuance.


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SECTION 4.    PAYMENTS TO EMPLOYER.

         Except as provided in Section 3 hereof, Employer shall have no right or power to direct Trustee to return to Employer or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.    INVESTMENT AUTHORITY.

         (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Employer, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and except as described in (c) below, shall in no event be exercisable by or rest with Plan participants.

         (b) Subject to (a) above and unless directed by the Employer under (c) below, Trustee shall invest and reinvest the principal and income of the Trust fund in any and all common stocks, preferred stocks, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, common, collective or group trust investments or mutual fund investments (including any such trusts or funds as may be established by Trustee or any of its affiliates), real and personal property wherever situated, and in such other property, investments and securities of any kind, class or character as Trustee may deem suitable for the Trust. Trustee shall have the power, in its sole discretion, to do all such acts, execute all such instruments, take all such proceedings and exercise all rights and privileges with respect to any property or asset constituting a part of the Trust fund as if Trustee were the absolute owner thereof.

         (c) The Trustee's responsibility for investment and diversification of the assets in the Trust shall be subject to, and is limited by, any investment instructions issued to it by Employer or any investment guidelines agreed to by Employer and Trustee. The Employer may direct Trustee as to the investment of some or all of the Trust fund for the purpose of adhering to Participant deemed investment directions which may be available under the Plan or otherwise. When investment directions are provided by the Employer, the Trustee shall have no liability for it or any other person properly following such directions or failing to act in the absence of any such directions. Notwithstanding the foregoing, Trustee shall remain ultimately responsible for the investment of Trust assets and may disregard any direction under this (c) to the extent Trustee determines such direction is inconsistent with Trustee's fiduciary duties hereunder.

SECTION 6.    DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.    ACCOUNTING BY TRUSTEE.

         Trustee shall keep or cause to be maintained accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person or persons designated by Employer. Trustee shall file with Employer annually or



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more frequently if requested by Employer (and within 60 days following the removal or resignation of Trustee) a written report setting forth all investments, receipts and disbursements, and other transactions effected by it to the date covered by the report, and showing all cash and other property held at the end of such period. At the request of Employer, Trustee shall establish and maintain separate records on contributions made hereunder by Employer and any contributing subsidiary. Such funds may be commingled, invested and reinvested hereunder in all respects as a commingled single fund, but Trustee, to the extent it is maintaining separate records hereunder as to the contributing entity, shall always maintain separate accounts within the Trust showing the value of the separate interests of each contributing entity, on a pro rata basis. In connection with the Plan, which provides for a separate bookkeeping account for the interests of each participant therein, Trustee shall maintain such separate account records for each participant and beneficiary as it considers necessary or desirable for the proper administration of the Trust.

SECTION 8.    RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Employer which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Employer. In the event of a dispute between Employer and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) Trustee may consult with legal counsel, who may be counsel for Employer or in the employ of Employer, in respect to any of its rights, duties and obligations hereunder.

         (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as a asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


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SECTION 9.    COMPENSATION AND EXPENSES OF TRUSTEE.

         Employer shall pay all administrative and Trustee's fees and expenses as shall be agreed to from time to time by Employer. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10.   RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Employer, which shall be effective 60 days after receipt of such notice unless Employer and Trustee agree otherwise.

         (b) Trustee may be removed by Employer on 60 days' notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation removal or transfer, unless Employer extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.   APPOINTMENT OF SUCCESSOR.

         If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Employer may appoint any third party, such as a bank or trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Employer or the successor Trustee to evidence the transfer.

SECTION 12.   AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Employer.



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         (c)  Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Employer.

SECTION 13.   MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Wisconsin and of the United States of America.

         (d) If the Internal Revenue Service (the "IRS") makes a final determination that a Plan participant or beneficiary is subject to federal income tax with respect to the value of any amounts held in accounts under this Trust prior to the actual distribution to such participant or beneficiary, or the Trustee receives an opinion of counsel satisfactory to it that it is likely that the IRS will determine that such federal income tax will be payable as described above, then the Employer may, at the written request of a participant or beneficiary accompanied by evidence reasonably satisfactory to the Employer, notify and direct the Trustee to make distribution of such amounts to the participant or beneficiary as soon thereafter as practicable.

SECTION 14.   EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be the date first above set forth.

                                                PLEXUS CORP.



                                         BY:             /s/
                                                --------------------------------


                                    ATTEST:              /s/
                                                --------------------------------


                                                BANKERS TRUST COMPANY



                                         BY:              /s/
                                                --------------------------------


                                    ATTEST:               /s/
                                                --------------------------------



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                              INVESTMENT AGREEMENT


WHEREAS, PLEXUS CORP. (the Company) has retained Bankers Trust Company, N.A. Des Moines, (BTC) as Trustee of the Trust Fund (the Trust) established with respect to certain plans established to provide deferred compensation, for certain of its employees.

AND WHEREAS, that Trust is evidenced by certain Trust Agreement by virtue of which BTC has agreed to serve as Trustee,

AND WHEREAS, that section 5(c) of the Trust authorized BTC to act pursuant to investment guidelines agreed to in writing form time to time by the Company and BTC,

NOW, THEREFORE, in consideration of mutual promises and covenants contained herein and the performance thereof, it is hereby agreed by and between these
Parties:

1. All contribution to the aforementioned Plan and all assets of the Trust will be held in certain annuity contracts, mutual fund shares, or other instruments issued by Principal Life Insurance Company or other companies which are members of The Principal Financial Group.

2. BTC will not be liable for the acts or omission of Principal Life Insurance Company or other companies which are members of The Principal Financial Group with regard to the investment of the contributions of the aforementioned plans and all assets of the Trust.

3. That this agreement shall run for the full term of the Trust unless superseded by a subsequent written agreement between the Parties. This Agreement shall be terminated immediately and without notice if the Trust is terminated, or if BTC resigns or is removed from its role as Trustee.

4. That this agreement shall be construed, interpreted, and governed by the laws of the State of Iowa.

This Agreement shall be effective on this 1st day of February, 2003.

AGREED & ACCEPTED:


         /s/                                             /s/
---------------------------------------         --------------------------------

Plexus Corp.                                    Bankers Trust Company, N.A.

Title Vice President, Human Resources           Trust Officer

Date     4/1/03                                 Date     4-11-03
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